Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41118 of PSEG Energy Holdings Inc. on Form S-4 of our report dated June 14, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
August 31, 2000